Exhibit 99.1

Bitcoin Depot Reports Preliminary Second Quarter Revenue; Sets 2Q23 Earnings Date and Provides 2023 Guidance

ATLANTA July 21, 2023 – Bitcoin Depot Inc. (“Bitcoin Depot”), a U.S.-based Bitcoin ATM operator and leading fintech company, today reported preliminary unaudited revenue results for the quarter ended June 30, 2023 and provided annual guidance for 2023.

Based on preliminary unaudited results, Bitcoin Depot expects consolidated revenue for the quarter ended June 30, 2023 to range between $196 million and $198 million, a 17% to 18% improvement compared to $168 million in the second quarter of 2022.

For full year 2023, based on current market conditions, Bitcoin Depot expects consolidated revenue to range between $700 million and $730 million, an 8% to 13% improvement compared to $647 million for full year 2022.

For full year 2023, based on current market conditions, Bitcoin Depot expects Adjusted EBITDA (non-GAAP) to range between $56 million and $59 million, compared to full year 2022 when Bitcoin Depot generated net income of $3.5 million and Adjusted EBITDA of $41 million, representing a 37% to 44% increase in Adjusted EBITDA year over year. For important disclosures about Adjusted EBITDA, see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Brandon Mintz, CEO and Founder of Bitcoin Depot, commented “We continue to see significant momentum in our business and are excited to provide annual guidance for 2023 which would represent our strongest year of performance to date. As we enter the second half of 2023 we remain well-positioned to execute on our mission to safely, securely and efficiently bring crypto to the masses.”

Bitcoin Depot also recently posted an updated investor presentation to its investor relations website with financial results for the quarter ended March 31, 2023 and other developments.

Bitcoin Depot expects to release financial results for the quarter ended June 30, 2023 before the market open on August 14, 2023, which will be available on Bitcoin Depot’s website at www.bitcoindepot.com. Until that time, the preliminary revenue results described in this press release are estimates only and are subject to revisions that could differ materially. Bitcoin Depot expects to host a conference call and live audio webcast to discuss second quarter 2023 financial and operating results and will provide the webcast information in a future press release.

The preliminary results for the second quarter ended June 30, 2023 are an estimate, based on information available to management as of the date of this release, and are subject to further changes upon completion of Bitcoin Depot’s standard quarter-end closing procedures. This update does not present all necessary information for an understanding of Bitcoin Depot’s financial condition as of the date of this release, or its results of operations for the second quarter 2023. As Bitcoin Depot completes its quarter-end financial close process and finalizes its financial statements for the quarter, it will be required to make significant judgments in several areas. It is possible that Bitcoin Depot may identify items that require it to adjust the preliminary financial information set forth above and those changes could be material. Bitcoin Depot does not intend to update such financial information prior to release of its final second quarter financial statement information, which is currently scheduled for August 14, 2023.

About Bitcoin Depot

Bitcoin Depot Inc. (Nasdaq: BTM) was founded in 2016 with the mission to connect those who prefer to use cash to the broader, digital financial system. Bitcoin Depot provides its users with simple, efficient and intuitive means of converting cash into Bitcoin, which users can deploy in the payments, spending and investing space. Users can convert cash to Bitcoin at Bitcoin Depot’s kiosks and at thousands of name-brand retail locations through its BDCheckout product. Bitcoin Depot has the largest market share in North America with approximately 6,400 kiosk locations as of June 30, 2023. Learn more at www.bitcoindepot.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release and any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements are any statements other than statements of historical fact, and include, but are not limited to, statements regarding the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including our preliminary results for second quarter 2023, our expected timing for announcing complete second quarter 2023 financial results, and our guidance regarding our generation of revenue and Adjusted EBITDA for 2023. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements are often identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including the completion of customary quarterly financial statement review procedures; changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; risks relating to the uncertainty of our projected financial information; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; our ability to manage future growth; our ability to develop new products and services, bring them to market in a timely manner and make enhancements to its platform; the effects of competition on our future business; our ability to issue equity or equity-linked securities; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors described or referenced in filings with the Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change.

We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

Explanation and Reconciliation of Non-GAAP Financial Measures

Bitcoin Depot reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release includes both historical and projected Adjusted EBITDA, which is not prepared in accordance with GAAP.

Bitcoin Depot defines Adjusted EBITDA as net income before interest expense, income tax expense, depreciation and amortization, non-recurring expenses and miscellaneous cost adjustments. Such items are excluded from Adjusted EBITDA because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. Bitcoin Depot believes Adjusted EBITDA provides useful information to investors and others in understanding and evaluating Bitcoin Depot’s results of operations, as well as provides a useful measure for period-to-period comparisons of Bitcoin Depot’s business performance. Adjusted EBITDA is a key measurement used internally by management to make operating decisions, including those related to operating expenses, evaluate performance and perform strategic and financial planning. However, you should be aware that Adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Bitcoin Depot’s financial results, and further, that Bitcoin Depot may incur future expenses similar to those excluded when calculating these measures. Bitcoin Depot primarily relies on GAAP results and uses Adjusted EBITDA on a supplemental basis. Adjusted EBITDA should not be considered in isolation from, or as an alternative to, net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP and may not be indicative of Bitcoin Depot’s historical or future operating results. Bitcoin Depot’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because not all companies calculate this measure in the same fashion. As such, undue reliance should not be placed on such measures.

The quarterly financial information in this press release is preliminary and therefore forward-looking. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from the projections of Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, Bitcoin Depot is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure will be presented in connection with Bitcoin Depot’s press release reporting full financial results for the second quarter 2023 scheduled to be released before the market open on August 14, 2023.

The following table sets forth a reconciliation of Adjusted EBITDA to net income for the year ended December 31, 2022:

Year Ended December 31, 2022
(in thousands)
Net income	$3,547
Adjustments:
Interest expense	12,318
Income tax expense	395
Depreciation and amortization	18,783
Non-recurring expenses(1)	6,109

Adjusted EBITDA	$41,152

(1)	Comprised of non-recurring professional service expenses related to Bitcoin Depot’s business combination

Contacts:

Investors

Cody Slach, Alex Kovtun

Gateway Group, Inc.

949-574-3860

BTM@gateway-grp.com

Media

Zach Kadletz, Brenlyn Motlagh, Ryan Deloney

Gateway Group, Inc.

949-574-3860

BTM@gateway-grp.com